Exhibit 99.Bh.(xvi)

FIFTH AMENDMENT TO FUND ACCOUNTING AGREEMENT

Effective January 31, 2008

The Fund Accounting Agreement dated January 3, 2000 by and between HARTFORD SERIES FUND, INC. and HARTFORD LIFE INSURANCE COMPANY is hereby amended to add Hartford Global Equity HLS Fund, a new series of the Company.

HARTFORD SERIES FUND, INC.

/s/Tamara L. Fagely
Tamara L. Fagely
Vice President, Treasurer and Controller

HARTFORD LIFE INSURANCE COMPANY

/s/Robert Arena
Robert Arena
Senior Vice President

SCHEDULE C

To the Fund Accounting Agreement
between Hartford Series Fund, Inc. and Hartford Life Insurance Company

MUTUAL FUND ACCOUNTING FEES

Annual Fee calculated at the following annual rate based on the Aggregate Fund Net Assets:

Hartford Capital Appreciation HLS Fund,

Hartford Global Advisers HLS Fund,

Hartford High Yield HLS Fund and

Hartford Total Return Bond HLS Fund

Average Daily Net Assets	Annual Rate
On first $5 billion	0.018%
On next $5 billion	0.016%
Over $10 billion	0.014%

Hartford Dividend and Growth HLS Fund,

Hartford Global Growth HLS Fund and

Average Daily Net Assets	Annual Rate
On first $5 billion	0.014%
On next $5 billion	0.012%
Over $10 billion	0.010%

Hartford Equity Income HLS Fund,

Hartford Fundamental Growth HLS Fund,

 Hartford Global Communications HLS Fund,

Hartford Global Financial Services HLS Fund,

 Hartford Global Health HLS Fund,

Hartford Global Technology HLS Fund

Hartford Growth HLS Fund,

Hartford Index HLS Fund,

Hartford MidCap Value HLS Fund,

Hartford Money Market HLS Fund,

Hartford Stock HLS Fund and

Hartford Value HLS Fund

Average Daily Net Assets	Annual Rate
All assets	0.010%

Hartford Advisers HLS Fund,

Hartford Global Equity HLS Fund

Hartford International Growth HLS Fund,

Hartford International Opportunities HLS Fund and

 Hartford International Small Company HLS Fund

Average Daily Net Assets	Annual Rate
On first $5 billion	0.016%
On next $5 billion	0.014%
Over $10 billion	0.012%

Hartford Disciplined Equity HLS Fund,

Hartford MidCap HLS Fund,

Hartford Mortgage Securities HLS Fund and

Hartford Small Company HLS Fund

Average Daily Net Assets	Annual Rate
On first $5 billion	0.012%
Over $5 billion	0.010%